EXHIBIT 10 (bb)

                              SECOND AMENDMENT TO,
                   AND PARTIAL TERMINATION OF, LEASE AGREEMENT

         THIS SECOND AMENDMENT TO, AND PARTIAL TERMINATION OF, LEASE AGREEMENT (the "Second Amendment"), is entered into as of January 1, 2004, by and between GILLESPIE FIELD PARTNERS, LLC, a California limited liability company ("Landlord") and SPARKS EXHIBITS, LTD., a California corporation ("Tenant"), with reference to the following facts:

         A. Landlord and Tenant are all of the parties to that certain Lease Agreement dated as of June 29, 1998 (the "Lease"), wherein Landlord leased to Tenant certain real property located at 2025 Gillespie Way, El Cajon, California, having located thereon a single industrial building (the "Building") containing approximately 150,159 square feet of space (the "Original Premises").

         B. Subsequent to execution of the Lease, Tenant's business requirements have changed and Tenant has requested that Landlord assist Tenant in locating tenants to lease portions of the Original Premises. In accordance with Tenant's request, Landlord previously identified G.T.M. Wholesale Liquidators Inc. ("GTM") as a prospective tenant to lease a portion of the Original Premises comprising approximately 40,694 square feet (the "GTM Premises") and Landlord and Tenant have previously entered into that certain First Amendment to Lease Agreement and Agreement dated as of October 31, 2003 (the "First Amendment"), whereby Landlord and Tenant have agreed to mutually cooperate and undertake to pay for and perform certain obligations with respect to the GTM Premises.

         C. Upon the fulfillment and satisfaction of certain terms, provisions and conditions set forth in the First Amendment, Landlord and Tenant agreed to mutually terminate the Lease with respect only to the portion of the Original Premises which is comprised of the GTM Premises. Subject to payment by Tenant of remaining amounts required by the First Amendment, such terms, provisions and conditions set forth in the First Amendment have been fulfilled and satisfied and, accordingly, Landlord and Tenant desire to memorialize the partial termination of the Lease with respect to the GTM Premises and to otherwise amend certain terms and provisions of the Lease affected by such partial termination.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and undertakings contained in this Second Amendment and the exchange of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Unless defined in this Second Amendment, or except as otherwise expressly provided in this Second Amendment, capitalized terms utilized in this Second Amendment shall have the meanings ascribed to such terms in the Lease.

         2. Mutual Partial Termination of the Lease; Effective Date. Pursuant to, and in accordance with, Section 4 of the First Amendment ("Section 4"), Landlord and Tenant hereby agree and acknowledge that (i) subject to payment by Tenant of remaining amounts required by the First Amendment, all terms, provisions and conditions of Section 4 which were required to be fulfilled and satisfied in order for the Lease to be partially terminated have been fulfilled and satisfied, (ii) effective as of January 1, 2004 (the "Effective Date"), the Lease is partially terminated with respect only to the portion of the Original Premises which is comprised of the GTM Premises (the "Partial Termination"),
(iii) this Second Amendment is intended by Landlord and Tenant to constitute the "mutually acceptable written instrument" referred to in Section 4 of the First Amendment, which Section 4 contemplates is to be entered into by Landlord and Tenant partially terminating and amending the Lease and (iii) the Lease is amended and modified in accordance with the terms and provisions of this Second Amendment. Notwithstanding Landlord's agreement with Tenant to partially terminate the Lease as of the Effective Date, as aforesaid, Tenant shall remain obligated and liable for Tenant's share of costs and expenses set forth in the First Amendment as fully and finally determined. Landlord has previously provided Tenant with good faith estimates of the costs and expenses described and set forth in Section 3 of the First Amendment and Section 6 of the First Amendment. As soon as practicable following the execution of this Second

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Amendment, Landlord shall use its good faith best efforts to provide Tenant with a breakdown of the final costs and expenses required to be paid by Tenant pursuant to the First Amendment, accompanied by reasonable supporting documentation and the parties will discharge their respective responsibilities with respect thereto in accordance with all terms and provisions of the First Amendment.

         3. Specific Amendments to the Lease. Effective as of the Effective Date, the Lease is hereby amended only in the following specific respects:

                  3.1 Definition of Premises. The definition of the "Premises", for all purposes of the Lease, shall refer to, and be deemed to refer to, the Original Premises reduced by the portion of the Original Premises which comprises the GTM Premises, consisting of approximately 109,465 square feet, depicted in the amended Exhibit A attached to this Second Amendment, which Exhibit A amends, supersedes and replaces in its entirety, original Exhibit A to the Lease.

                  3.2 Parking. The requirement, in Section 1.1 of the Lease, that the Premises contain not less than 200 parking spaces is hereby amended to provide that the Premises shall contain not less than 145 parking spaces.

                  3.3 Base Monthly Rental. Base Monthly Rental, as provided in
Section 3.1 of the Lease, shall be the sum of $52,542.97 per month, and, in accordance with Section 3.3 of the Lease, shall remain fixed throughout the balance of the initial term of the Lease as set forth in Section 2.1 of the Lease.

                  3.4      Share of Common Area Maintenance Expenses and Other
Charges.

                  (a) Section 3.4 of the Lease shall be amended in its entirety to provide: "Tenant shall pay as additional rent utilities, taxes, insurance, repairs, maintenance or other charges, as described and in the manner provided in Article 9 and common area expenses, as described and in the manner provided in Article 11".

                  (b) The first sentence of Section 8.1 of the Lease shall be amended in its entirety to provide: "Landlord shall maintain, at Tenant's prorata expense, a policy or policies of insurance protecting Landlord against the following:"

                  (c) The first sentence of Section 10.2 of the Lease shall be amended in its entirety, to provide: "Tenant shall also pay in the manner set forth in Section 11.3, its prorata share (as provided in Section 11.2 hereof) of any and all real estate taxes, as defined in Section 10.3, assessed or imposed, or which become a lien upon or become chargeable against or payable in connection with the Property, including without limitation, charges which are attributable to common areas; provided, however, that with respect to (i) alterations, improvements or additions to the Premises placed in or upon the Premises or the Property by Tenant or at Tenant's request, (ii) installation of trade fixtures, machinery or trade equipment as permitted elsewhere in this Lease by Tenant or at Tenant's request, and/or (iii) any other matter which, as a result of Tenant's actions, or Tenant's request, in each of the foregoing cases described in subclauses (i) through (iii) of this Section 10.2 , results in an increase in real estate taxes assessed or imposed, or which become a lien upon or become chargeable against or payable in connection with the Property, Tenant shall bear such increase, lien or charge fully rather than Tenant's prorata share (as provided in Section 11.2 hereof). Similarly, with respect to any matter which, as a result of the actions of a tenant(s) other than Tenant, or the request by a tenant(s) other than Tenant, results in an increase in real estate taxes assessed or imposed, or which become a lien upon or become chargeable against or payable in connection with the Property, Tenant shall have no responsibility or obligation therefor (prorata or otherwise)."

                  (d) The second sentence of Section 11.2 of the Lease shall be amended in its entirety, to provide: "Tenant shall pay to Landlord in the manner set forth in Section 11.3 of the Lease, Tenant's prorata share of expenses in

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connection with the maintenance of common areas, which shall be equal to that proportion which the gross floor area of the Premises bears to the gross floor area in the Building (i.e., 72.90%), plus any additional costs arising from special requirements created by Tenant's use of the Premises".

                  3.5 Deletion of Provisions Without Continuing Applicability. Sections 37 and 38 of the Lease are deleted from the Lease, shall have no further effect or applicability and Landlord shall not be bound by any of such provisions or otherwise restricted thereby.

         4. Amendment; Confirmation; Interpretation. To the extent, but only to the extent, necessary to give effect to the First Amendment and this Second Amendment, the Lease is deemed amended and modified. Except to the limited extent amended and modified hereby, the Lease is ratified and confirmed in all respects and remains extant and in full force and effect.

         5.       General Provisions.

                  5.1 Further Assurances. Each party hereto agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to effectuate the provisions of this Second Amendment.

                  5.2 Counterparts; Fax Signatures. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall have the same force and effect as original signatures.

                  5.3 Severability. If any provisions, or portions thereof, of this Second Amendment or the application thereof are held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Second Amendment shall not be affected thereby and to this end only the provisions of this Second Amendment are declared severable.

                  5.4 Successors and Assigns. Subject to the provisions of
Section 5.10 of this Second Amendment, all terms of this Second Amendment shall be binding on and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  5.5 Governing Law; Venue. This Second Amendment shall be governed by, construed and enforced in accordance with the laws of the State of California and is to be performed in San Diego County, California and any action or other proceeding brought to enforce or interpret this Second Amendment shall be brought in San Diego County, California.

                  5.6 Waiver. No waiver of any of the provisions of this Second Amendment shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No failure to enforce any right or provision hereunder shall preclude or affect the later enforcement of such right or provision. No waiver shall be binding unless executed by the party making the waiver.

                  5.7 Time. Time is of the essence with respect to the performance by each party of its rights and obligations hereunder.

                  5.8 Attorneys' Fees. In the event any attorney is employed by either party to this Second Amendment with regard to any legal action, arbitration or other proceeding brought by either party for the enforcement or interpretation of this Second Amendment, or because of any alleged dispute, breach, default, or misrepresentation involving any provisions of this Second Amendment, the party prevailing in any such proceeding shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

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                  5.9 No Joint Venture. The parties hereto are independent of one another and no joint venture, partnership or other collaborative venture is intended or implied by the provisions of this Second Amendment.

                  5.10 Assignment. Neither party may assign this Second Amendment nor any of its respective rights, liabilities and obligations under this Second Amendment without the prior written consent of the other party, which may be given or withheld in such party's sole and unreviewable discretion.

                  5.11 Entire Agreement. This Second Amendment, together with the First Amendment and the Lease, constitutes the entire agreement between the parties pertaining to the subject matter contained in this Second Amendment and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto. There are no representations, warranties, agreements or understandings, express or implied, written or oral between the parties hereto relating to the subject matter of this Second Amendment which are not fully expressed herein, in the First Amendment and/or the Lease.

                  5.12 Amendment. No supplement, amendment, modification, discharge or change of this Second Amendment shall be binding unless executed in writing by all of the parties.

                  5.13 Authority. If a party to this Second Amendment is a corporation or other entity which is not a natural person, each individual executing this Second Amendment on behalf of said corporation or other entity represents and warrants that he is duly authorized to execute and deliver this Second Amendment on behalf of said corporation or other entity in accordance with a duly adopted resolution of the board of directors of such corporation or the governing authority of such other entity or in accordance with the bylaws of such corporation or governing instrument(s) of such other entity, and that this Second Amendment is binding upon such corporation or other entity in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first set forth above.

   Landlord:                                 Tenant:

   GILLESPIE FIELD PARTNERS, LLC             SPARKS EXHIBITS, LTD.,
   a California limited liability company    a California corporation

   By  /s/ Richard C. Dentt                  By:  /s/ Robert B. Ginsburg
           ----------------                           ------------------
           Richard C. Dentt                           Robert B. Ginsburg
           Manager                                    Chief Financial Officer

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         Guarantor's Acknowledgement:

         The undersigned, as guarantor of the Lease (defined above in this Second Amendment), (i) agrees to and acknowledges the terms and provisions of the Second Amendment set forth above and (ii) agrees that nothing contained in this Second Amendment shall affect the validity or enforceability of the Continuing Guaranty of Lease dated as of June 29, 1998 (the "Guaranty"), given by the undersigned guarantor to Landlord in connection with Tenant's execution and performance of the Lease.


                                            SPARKS EXHIBITS CORP.,
                                            a Pennsylvania corporation

                                            By: ____________________
                                                [Signature]


                                                 ____________________
                                                [Print Name and Title]

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                                    EXHIBIT A

                            DEPICTION OF THE PREMISES